SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)        October 30, 1998
                                                   -------------------------


                                 Unidigital Inc.
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               (Exact Name of Registrant as Specified in Charter)


        Delaware                    0-27664                 13-3856672
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(State or Other Jurisdiction     (Commission             (IRS Employer
   of Incorporation)             File Number)          Identification No.)



229 West 28th Street, New York, New York                             10001
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code     (212) 244-7820
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          (Former Name or Former Address, if Changed Since Last Report)

     ITEM 2. ACQUISITION OF ASSETS.

     On October 30, 1998, Unidigital Inc., a Delaware corporation (the "Company"), consummated the merger (the "Merger") of Hy Zazula Associates, Inc., a New York corporation ("Zazula"), with and into the Company's wholly-owned subsidiary, Unison (NY), Inc., a Delaware corporation ("Unison"). Zazula provided retouching and prepress services, primarily to advertising agencies. The Company and Unison intend to continue such line of business. The purchase price included an aggregate cash payment of $2,275,000 and the issuance of $2,275,000 in restricted Common Stock of the Company (433,076 shares). Of the purchase price, $150,000 in cash and $150,000 of restricted Common Stock of the Company (28,552 shares) is being held in escrow for a period of two years to satisfy any indemnification claims.

     In determining the purchase price, the Company considered, among other factors: (i) the composition of Zazula's assets, in particular, the strength of Zazula's balance sheet; (ii) the business, operations and prospects of Zazula;
(iii) the financial statements and other relevant financial and operating data of Zazula; (iv) the historical and projected financial information prepared by the management of Zazula; and (v) the past and projected revenues generated from the customers of Zazula.

     The Company funded the cash portion of the purchase price from proceeds of a revolving credit loan from Canadian Imperial Bank of Commerce ("CIBC"). See "Item 5. Other Events." below.








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



     ITEM 5. OTHER EVENTS.

     In order to consummate the Merger, the Company amended its credit facility with CIBC to increase its revolving line of credit from $10,000,000 to $15,000,000. As a result, the Company's aggregate credit facilities with CIBC increased from $40,000,000 to $45,000,000. In addition, the Company amended its security agreement with CIBC such that the assets of Zazula acquired in the Merger will be included as collateral for the Company's credit facilities with CIBC.












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



     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Information of Business Acquired.

     To be filed by amendment, if required. The Company believes that it is impracticable to provide such financial information as of the date hereof. Such information shall be filed with the Commission no later than January 13, 1999.

     (b) Pro Forma Financial Information (unaudited).

     To be filed by amendment, if required. The Company believes that it is impracticable to provide such financial information as of the date hereof. Such information shall be filed with the Commission no later than January 13, 1999.

     (c) Exhibits.

     Exhibit No.                         Description of Exhibit
     -----------                         ----------------------

      10.1 Agreement and Plan of Merger dated as of October 30, 1998 by and among Unidigital Inc., Unison (NY), Inc., Hy Zazula Associates, Inc., Hyman Zazula, Steven Zazula, David Zazula and Gary Feigenbaum.

      10.2 Amendment No. 2 to Credit Agreement dated as of October 30, 1998 by and among Unidigital Inc., the several lenders from time to time parties thereto and Canadian Imperial Bank of Commerce.

      10.3 Amendment to Security Agreement dated as of October 30, 1998 made by Unidigital Inc. in favor of Canadian Imperial Bank of Commerce.










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





                                  SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                          Unidigital Inc.



                                          By: /s/William E. Dye
                                              ----------------------------
                                               William E. Dye, Chairman of
                                                  the Board and Chief
                                                  Executive Officer (Principal
                                                  Executive, Financial and
                                                  Accounting Officer)



Date: November 16, 1998